UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 26, 2011

Quamtel, Inc.
(Exact name of registrant as specified in  its charter)

Nevada	000-31757	98-0233452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)
14911 Quorum Drive, Suite 140, Dallas, Texas 75254 (Address of principal executive offices) (Zip code) (972) 361-1980 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

Information disclosed in Item 5.02 below is incorporated by reference into this ITEM 1.01.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2011, Quamtel, Inc. (the “Company”) and Mr. William McLaughlin, the Company’s chief financial officer who joined the Company on December 13, 2010, entered into letter agreement regarding Mr. McLaughlin's separation from the Company  (the “Separation Agreement”). Pursuant to the Separation Agreement, the parties agreed that Mr. McLaughlin will resign his employment with the Company effective as of January 26, 2011. Under the Separation Agreement, and in lieu of any compensation that was otherwise payable to Mr. McLaughlin pursuant to the employment agreement between the Company and Mr. McLaughlin dated December 13, 2010, the Company agreed to pay Mr. McLaughlin (i) his salary through January 31, 2011; (ii) fifty percent (50%) of his health care insurance coverage through February 28, 2011; and (iii) Five Thousand (5,000) shares of the Company’s common stock. The Separation Agreement contains customary indemnification, non-competition and non-solicitation provisions and also provides that each party is releasing the other from all claims each may have against the other.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the materials terms of the Separation Agreement set forth above is qualified in its entirety by reference to such exhibit.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement, dated January 26, 2011, by and between Quamtel, Inc. and William McLaughlin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAMTEL, INC.

By:	/s/ STUART EHRLICH
Stuart Ehrlich
Chief Executive Officer

Date: February 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated January 26, 2011, by and between Quamtel, Inc. and William McLaughlin.